BDO Dunwoody LLP	600 Cathedral Place
Chartered Accountants	925 West Georgia Street
Vancouver, BC, Canada V6C 3L2
	Telephone:	(604) 688-5421
	Facsimile:	(604) 688-5132
E-mail: vancouver@bdo.ca
www.bdo.ca

Independent Auditors’ Report

To The Shareholders of Genoil Inc.

We have audited the consolidated balance sheet of Genoil Inc. as at December 31, 2007 and the consolidated statements of loss and deficit and cash flows for each of the years in the two-year period ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2007 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2007 in accordance with Canadian generally accepted accounting principles.

/s/ BDO Dunwoody LLP Chartered Accountants Vancouver, Canada April 18, 2008

BDO Dunwoody LLP	600 Cathedral Place
Chartered Accountants	925 West Georgia Street
Vancouver, BC, Canada V6C 3L2
Telephone: (604) 688-5421
	Telefax:	(604) 688-5132
	E-mail:	vancouver@bdo.ca
www.bdo.ca

COMMENTS BY AUDITORS FOR US READERS ON CANADA – UNITED STATES REPORTING DIFFERENCES

The reporting standards of the Public Company Accounting Oversight Board (United States) for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company’s ability to continue as a going concern, such as those described in Note 1 to the financial statements. Public Company Accounting Oversight Board (United States) reporting standards also require the addition of an explanatory paragraph when changes in an accounting policy, such as those described in notes 2 and 3, have a material effect on the consolidated financial statements. Although we conducted our audit in accordance with both Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States), our report to the shareholders on the Consolidated Financial Statements dated April 18, 2008 is expressed in accordance with Canadian reporting standards, which do not permit a reference to such conditions and events in the auditors’ report when these are adequately disclosed in the financial statements.

/s/ BDO Dunwoody LLP

Chartered Accountants

Vancouver, Canada April 18, 2008